EXHIBIT 21
                             ----------

          PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
              FOR FISCAL YEAR ENDED DECEMBER 31, 1998


Subsidiaries of Peoples Bancorp Inc.
-----------------------------------
    The following are the only subsidiaries of Peoples Bancorp Inc.:


                                                        Jurisdiction
                                                            of
Name of Subsidiary                                     Incorporation
----------------------------------------------         -------------
The Peoples Banking and Trust Company                      Ohio


The First National Bank of Southeastern Ohio           United States
  ("First National Bank")
     Northwest Territory Life Insurance Agency, Inc.        Ohio
        (Subsidiary of First National Bank)
     Northwest Territory Property & Casualty Life           Ohio
       Insurance Agency, Inc.
        (Subsidiary of First National Bank)

Peoples Bank FSB                                       United States

Northwest Territory Life Insurance Company                Arizona